Exhibit 99.1

412 Mt. Kemble Ave, Ste 110C Morristown, NJ 07960, USA	+1 973-461-5200 +1-973-605-2942 www.majesco.com

PRESS RELEASE

Majesco Acquires Exaxe, EMEA Cloud Software Leader for Life, Pensions and Wealth Management

Award winning SaaS solutions extend market capabilities and reach for life, pensions and wealth management in Europe

Morristown, NJ – November 27, 2018  – Majesco (NYSE AMERICAN: MJCO), a global leader of cloud insurance technology, announced today the acquisition of Exaxe, an EMEA based cloud software leader in the life, pensions and wealth management segment.  Headquartered in Dublin, Ireland Exaxe serves a growing list of top European insurers. This acquisition will strengthen and expand Majesco’s software offerings in EMEA for the individual life, pensions and wealth management market while complementing Majesco’s software and Group focused customer base in the UK.

“We are delighted to welcome Exaxe founders Norman and Philip along with the amazing talent they bring to our global Majesco team. Together, we’ll focus on bringing continuous innovation to our customers, helping them take advantage of the market opportunities in insurance with cloud and digital transformation,” said Adam Elster, CEO of Majesco. “Exaxe has accelerated the delivery of cutting-edge cloud technology to their clients and we are excited to introduce this to the already growing group of Majesco customers and prospects across Europe.”

“We are delighted to join the Majesco family as part of the next phase of growth for Exaxe. We looked long and hard for a partner that shared our view of the digital future for insurance and look forward to maximizing our potential as part of a leading insurance digital transformation player like Majesco. This was an easy decision for us. Majesco’s strength coupled with its complementary suite of innovative digital solutions and deep insurance industry expertise means we can offer a wider selection of solutions to new and existing clients and provide greater career opportunities for our committed team”.

Exaxe is an award-winning SaaS provider of software solutions that helps life and pensions companies with digital transformation by allowing them to launch new products faster, administer products more efficiently and respond with greater flexibility to the marketplace. They provide leading edge front, middle, and back-office SaaS solutions specifically for life, pensions, and wealth sectors. Exaxe’s SaaS based solutions provide full lifecycle support, from automated advice through sales, administration and claims for life, pensions and wealth management product sets. Exaxe SaaS solutions allow its clients to avoid large upfront license fees, to pay per usage and work anywhere, anytime. Exaxe solutions are supporting insurance customer policies in the UK, Ireland and other European countries. The company has won a number of awards for innovation and technology in the last 3 years.

“There is an undeniable move towards greater adoption levels of cloud-based core insurance solutions across the industry, especially among the mid-tier and below. This acquisition strengthens Majesco’s already deep insurance portfolio and provides them with access to a new client segment in Europe,” commented Jamie Macgregor, CEO, Head of Insurance for Celent. “Having the financial backing of Majesco and access to its technical bench will be a major step forward for the team at Exaxe and their suite of cloud-based products. I’m looking forward to see how the assets evolve and perform in new client deals.”

About Majesco

Insurance business transformation is a journey of change and revitalization, a renaissance of Insurance. Approximately 160 insurance companies worldwide in P&C, Life & Annuities and Group/ Employee Benefits are transforming their businesses with Majesco’s solutions. Our market leading software, consulting and services uniquely underpin the entire insurance value chain and are designed to empower insurers with the agility, innovation and speed needed to meet their transformation opportunities. Majesco’s solutions include policy management, new business / underwriting, rating, billing, claims management, distribution management, BI/ analytics, predictive modeling, digital platform with mobile and portal, testing services, cloud services, bureau and content services, transformation services, consulting services and more. For more details on Majesco, please visit www.majesco.com.

About Exaxe

Exaxe is a leading provider of digital solutions to the life, annuity and wealth management sectors. Established over 21 years ago, the company has established strong relationships with customers in the UK and Ireland. Its innovative suite of solutions help life assurers to develop and implement digital strategies to meet the challenges and opportunities presented by the shift from legacy systems to SaaS based digital platforms. Exaxe has been leading the charge for this insurance based transformation in Europe and its solutions support the full policy lifecycle from the first customer interaction right through to the payment of a claim. For more information on Exaxe, please visit www.exaxe.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on June 22, 2018.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to:  integration risks;  changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Media Contacts

Majesco
Tara Dilzer Alexander
Director, Marketing Communications and Creative Services
Phone: +1-718-916-6873

Email: tara.dilzeralexander@majesco.com